Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2026 Results

Sugar Land, Texas, August 6, 2026 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power AI, today announced financial results for its second quarter ended June 30, 2026.

“Q2 was a pivotal quarter for AOI. We delivered record revenue for our fifth consecutive quarter and achieved an important milestone as we returned to non-GAAP profitability in the quarter. Further, we saw a strong volume ramp of our 800G products, which more than doubled sequentially,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “Strong demand for high-speed optics alongside high-volume adoption of our 1.8 GHz CATV products generated powerful results during the quarter. We continue to see robust customer engagement around our 800G transceivers and 1.6 Tb products, and we forecast that demand will continue to outpace our production capacity through mid-2027. We continue to believe the fundamental drivers of long-term demand for our business remain robust and we are uniquely positioned as a key supplier to the AI, cloud infrastructure, and CATV markets.”

“We’re pleased to deliver second quarter results that were in line with or better than our expectations,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “During Q2, we continued to make solid progress on our production capacity ramp, particularly for our 800G and 1.6Tb products. We have a total manufacturing capacity approaching 200,000 units per month and continue to expect by the end of this year that we will be capable of producing around 650,000 pieces of 800G and 1.6 Tb products per month. We’re working hard to expand our capacity, and we continue to anticipate steady sequential revenue growth this year.”

Second Quarter 2026 Financial Summary

•	GAAP revenue was $191.9 million, compared with $103.0 million in the second quarter of 2025 and $151.1 million in the first quarter of 2026.

•	GAAP gross margin was 27.7%, compared with 30.3% in the second quarter of 2025 and 29.1% in the first quarter of 2026. Non-GAAP gross margin was 29.8%, compared with 30.4% in the second quarter of 2025 and 29.2% in the first quarter of 2026.

•	GAAP net loss was $22.8 million, or $0.28 per basic share, compared with net loss of $9.1 million, or $0.16 per basic share in the second quarter of 2025, and a net loss of $14.3 million, or $0.19 per basic share in the first quarter of 2026.

•	Non-GAAP net income was $5.5 million, or $0.06 per diluted share, compared with non-GAAP net loss of $8.8 million, or $0.16 per basic share in the second quarter of 2025, and a non-GAAP net loss of $4.9 million, or $0.07 per basic share in the first quarter of 2026.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Third Quarter 2026 Business Outlook (+)

For third quarter of 2026, the company currently expects:

•	Revenue in the range of $255 million to $290 million.
•	Non-GAAP gross margin in the range of 29% to 30.5%.
•	Non-GAAP net income in the range of $10.1 million to $24.0 million, and non-GAAP income per share in the range of $0.11 to $0.26 using approximately 92.8 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, August 6, 2026 to discuss its second quarter 2026 financial results and outlook for its third quarter 2026 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 855-669-9658 (domestic) or 412-317-0088 (international) and entering passcode 6704856.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," “priorities,” "strategy," "potential," "is likely," "will," "expect," “momentum,” "plan" "project," "permit," “positions” or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2026, the remainder of the year, and the first half of 2027. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly report on Form 10-Q for the quarter ended June 30, 2026. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings (loss) per share, and non-GAAP Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, and non-GAAP tax benefit (expenses) from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2026 and Q2 2025 are employee severance expenses (if any) and legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP Adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net income (loss). Our non-GAAP diluted net earnings (loss) per share is calculated by dividing our non-GAAP net gain (loss) by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q2 2026 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q2 2025.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and HFC networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$508,758	$216,035
Accounts Receivable, Net	314,009	244,404
Inventories	278,791	183,105
Prepaid Expenses and Other Current Assets	88,316	32,183
Total Current Assets	1,189,874	675,727

Property, Plant And Equipment, Net	697,086	376,050
Land Use Rights, Net	4,917	4,825
Operating Right of Use Asset	75,168	49,697
Intangible Assets, Net	3,633	3,623
Other Assets	330,514	58,501
TOTAL ASSETS	$2,301,192	$1,168,423

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$286,088	$143,932
Bank Acceptance Payable	33,940	33,363
Accrued Expenses	46,939	42,491
Current Lease Liability-Operating	4,223	3,522
Current Portion of Notes Payable and Long Term Debt	57,258	33,975
Total Current Liabilities	428,448	257,283
Convertible Senior Notes	129,142	129,829
Other Long-Term Liabilities	75,577	47,393
TOTAL LIABILITIES	633,167	434,505

STOCKHOLDERS' EQUITY
Common Stock	84	75
Additional Paid-in Capital	2,192,682	1,224,538
Cumulative Translation Adjustment	2,399	(617)
Retained Earnings	(527,140)	(490,078)
TOTAL STOCKHOLDERS' EQUITY	1,668,025	733,918

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,301,192	$1,168,423

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
CATV	$80,578	$56,019	$147,419	$120,520
Datacenter	107,662	44,791	189,066	76,841
Telecom	3,411	1,940	5,971	4,876
Other	271	202	610	574
Total Revenue	191,922	102,952	343,066	202,811

Total Cost of Goods Sold	138,715	71,790	245,943	141,105

Total Gross Profit	53,207	31,162	97,123	61,706

Operating Expenses:
Research and Development	34,871	20,612	60,527	38,422
Sales and Marketing	11,490	8,135	17,837	13,492
General and Administrative	31,573	18,391	56,477	34,706
Total Operating Expenses	77,934	47,138	134,841	86,620

Operating Loss	(24,727)	(15,976)	(37,718)	(24,914)

Other Income (Expense):
Interest Income	3,248	286	4,985	511
Interest Expense	(927)	(818)	(1,790)	(1,752)
Other Income (Expense), net	914	7,410	(201)	7,885
Total Other Income (Expense):	3,235	6,878	2,994	6,644

Net loss before Income Taxes	(21,492)	(9,098)	(34,724)	(18,270)
Income Tax Expense	(1,289)	–	(2,338)	–
Net loss	$(22,781)	$(9,098)	$(37,062)	$(18,270)

Net loss per share attributable to common stockholders
basic	$(0.28)	$(0.16)	$(0.47)	$(0.34)
diluted	$(0.28)	$(0.16)	$(0.47)	$(0.34)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	81,568	56,772	78,789	53,426
diluted	81,568	56,772	78,789	53,426

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP total gross profit (a)	$53,207	$31,162	$97,123	$61,706
Share-based compensation expense	170	94	326	177
Non-recurring expense	282	41	298	41
Expenses associated with discontinued products	3,594	–	3,594	–
Non-GAAP total gross profit (a)	$57,253	$31,297	$101,341	$61,924

GAAP net loss	$(22,781)	$(9,098)	$(37,062)	$(18,270)
Share-based compensation expense	4,863	3,164	9,254	5,726
Expenses associated with discontinued products	3,594	–	3,594	–
Non-cash expenses associated with discontinued products	1,102	1,073	2,017	2,118
Amortization of intangible assets	123	110	244	218
Non-recurring (income) expense	4,744	862	5,021	1,255
Unrealized exchange loss (gain)	(432)	(5,278)	745	(5,061)
Tax (benefit) expense related to the above	14,262	337	16,722	4,325
Non-GAAP net Gain (loss)	$5,475	$(8,830)	$535	$(9,689)

GAAP net loss	$(22,781)	$(9,098)	$(37,062)	$(18,270)
Share-based compensation expense	4,863	3,164	9,254	5,726
Expenses associated with discontinued products	3,594	–	3,594	–
Non-cash expenses associated with discontinued products	1,102	1,073	2,017	2,118
Amortization of intangible assets	123	110	244	218
Non-recurring expense (income)	4,744	862	5,021	1,255
Unrealized exchange loss (gain)	(432)	(5,278)	745	(5,061)
Depreciation expense	9,276	5,217	17,467	9,790
Interest (income) expense, net	(2,321)	532	(3,195)	1,241
Income tax expenses (credit)	1,289	–	2,338	–
Adjusted EBITDA	$(543)	$(3,418)	$423	$(2,983)

GAAP diluted net loss per share	$(0.28)	$(0.16)	$(0.47)	$(0.34)
Share-based compensation expense	0.06	0.06	0.11	0.11
Expenses associated with discontinued products	0.04	–	0.04	–
Non-cash expenses associated with discontinued products	0.01	0.02	0.02	0.04
Non-recurring (income) expense	0.05	0.01	0.06	0.02
Unrealized exchange loss (gain)	–	(0.10)	0.01	(0.09)
Non-GAAP tax benefit	0.18	0.01	0.24	0.08
Non-GAAP diluted net earnings (loss) per share	$0.06	$(0.16)	$0.01	$(0.18)

Shares used to compute diluted loss per share	81,568	56,772	78,789	53,426
Shares used to compute diluted earnings per share	88,152	62,037	85,373	58,690

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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